UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2021

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2021, FireEye, Inc. (the “Company”) and Polaris Buyer LLC, organized by a consortium led by Symphony Technology Group (“Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company has agreed to sell its products business (the “Business”) to Buyer in exchange for (i) $1,200,000,000 in cash consideration and (ii) the assumption of certain liabilities of the Business as specified in the Purchase Agreement (such transaction, the “Sale”).

Under the Purchase Agreement, the Company and Buyer have made customary representations and warranties to each other and have agreed to customary covenants relating to the Sale.

The Sale is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) the receipt of certain specified foreign governmental approvals. There is no financing condition to the obligations of Buyer to consummate the transaction. Buyer is funding the purchase price through a combination of equity and debt financing. The Purchase Agreement contains certain termination rights, including the right of either party to terminate the Agreement if the closing of the Sale has not occurred on or before March 1, 2022.

The Purchase Agreement also provides for the Company and Buyer to enter into a Strategic Collaboration Agreement, a Reseller and Market Cooperation Agreement, a Transition Services Agreement and an IP License Agreement upon the closing of the Sale. Under the IP License Agreement, each party will grant certain licenses to the other party with respect to certain intellectual property rights and technology transferred by the Company in the Sale and retained by the Company after the consummation of the Sale.

The above description of the Purchase Agreement and the Sale is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

On June 2, 2021, the Company issued a press release announcing its entry into the Purchase Agreement and approval of the Share Repurchase Program (as defined below), a copy of which is attached as Exhibit 99.1.

The Company will host a conference call today, June 2, 2021, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss the Sale. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event. Certain slides to be used in connection with the conference call are furnished herewith as Exhibit 99.2 and are incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 2, 2021, the Company announced that its board of directors approved a share repurchase program (the “Share Purchase Program”) for up to $500 million of the currently outstanding shares of the Company’s common stock.

Under the Share Repurchase Program, repurchases may be made at management’s discretion from time to time on the open market, through privately negotiated transactions and through Rule 10b5-1 plans and at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. The Share Repurchase Program has no termination date and may be suspended for periods, amended or discontinued at any time. Any shares acquired by the Company through the Share Repurchase Program will be available for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
2.1	Asset Purchase Agreement, dated as of May 29, 2021, by and between FireEye, Inc. and Polaris Buyer LLC.*

99.1	Press Release dated June 2, 2021.

99.2	Financial Overview Portion of Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FireEye, Inc.

Date: June 2, 2021	By:	/s/ Alexa King
Alexa King
Executive Vice President, Corporate and Legal Affairs, General Counsel and Secretary